Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2015

FRESNO, CALIFORNIA…October 21, 2015… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $8,061,000, and diluted earnings per common share of $0.73 for the nine months ended September 30, 2015, compared to $7,660,000 and $0.70 per diluted common share for the nine months ended September 30, 2014.
Net income for the period increased 5.23% in 2015 compared to the nine-month period in 2014, primarily driven by an increase in non-interest income, offset by an increase in provision for credit losses. During the nine months ended September 30, 2015, the Company recorded a provision for credit losses of $600,000. The company recorded a reverse provision for credit losses of $400,000 during the nine months ended September 30, 2014. Net interest income before the provision for credit losses for the nine months ended September 30, 2015 was $30,137,000, compared to $29,879,000 for the nine months ended September 30, 2014, an increase of $258,000 or 0.86%. Net interest income during the first nine months of 2015 and 2014 was benefited by approximately $274,000 and $861,000, respectively, in net interest income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the first nine months ended September 30, 2015 increased by $845,000 compared to the nine months ended September 30, 2014.
Non-performing assets decreased by $11,558,000, or 82.25%, to $2,494,000 at September 30, 2015, compared to $14,052,000 at December 31, 2014. During the nine months ended September 30, 2015, the

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Company’s shareholders’ equity increased $6,408,000, or 4.89%. The increase in shareholders’ equity was driven by the retention of earnings net of dividends paid, partially offset by a decrease in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI).
Annualized return on average equity (ROE) for the nine months ended September 30, 2015 was 8.01%, compared to 7.90% for the nine months ended September 30, 2014. This increase in ROE reflects an increase in net income, notwithstanding an increase in shareholders’ equity. The Company declared and paid $0.12 per share in cash dividends to holders of common stock during the first nine months of 2015 compared to $0.15 per share in the first nine months of 2014. Annualized return on average assets (ROA) was 0.89% for the nine months ended September 30 in both 2015 and 2014. During the nine months ended September 30, 2015, the Company’s total assets increased 3.51%, and total liabilities increased 3.34% compared to December 31, 2014.
During the nine months ended September 30, 2015, the Company recorded a provision for credit losses of $600,000, whereas the company recorded a reverse provision for credit losses of $400,000 during the nine months ended September 30, 2014. During the nine months ended September 30, 2015, the Company recorded $185,000 in net loan recoveries, compared to $1,319,000 in net loan charge-offs for the nine months ended September 30, 2014. The net (recovery) charge-off ratio, which reflects net (recoveries) charge-offs to average loans, was (0.04)% for the nine months ended September 30, 2015, compared to 0.33% for the same period in 2014.
At September 30, 2015, the allowance for credit losses stood at $9,093,000, compared to $8,308,000 at December 31, 2014, a net increase of $785,000 reflecting the provision of $600,000 and the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.52% at September 30, 2015, and 1.45% at December 31, 2014. Total loans included loans acquired in the acquisition of Visalia Community Bank in 2013 ("VCB loans") that were recorded at fair value in connection with the acquisition. The value of the VCB loans totaled $66,572,000 at September 30, 2015 and $77,882,000 at December 31, 2014. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.71% and 1.68% as of September 30, 2015 and December 31, 2014, respectively and general reserves associated with non-impaired loans to total non-impaired loans was 1.69% and 1.62%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at September 30, 2015.

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Central Valley Community Bancorp -- page 3

Total non-performing assets were $2,494,000, or 0.20% of total assets as of September 30, 2015, compared to $14,052,000, or 1.18% of total assets as of December 31, 2014. The decrease in non-performing assets resulted from the continued liquidation of certain assets serving as collateral for various impaired credits. On October 2, 2015, the Company received an additional $375,000 from the liquidation of collateralized assets which will be recorded as a recovery in the fourth quarter of 2015.
In connection with the partial charge-off of a single commercial and agricultural relationship in the fourth quarter of 2014, the Company is actively working to collect all balances legally owed to the Company.  The Company plans to continue to track and identify any expenses, net of recoveries, associated with the collection efforts of this commercial and agricultural relationship.  For the nine months ended September 30, 2015, collection expenses related to this relationship totaled $303,000.
The following provides a reconciliation of the change in nonaccrual loans for 2015.

(In thousands)	Balances December 31, 2014	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances September 30, 2015
Nonaccrual loans:
Commercial and industrial	$7,209	$105	$(6,607)	$—	$—	$(686)	$21
Agricultural land and production	—	—	—	—	—	—	—
Real estate	2,831	720	(2,633)	—	—	—	918
Real estate construction and land development	—	53	(53)	—	—	—	—
Agricultural real estate	360	—	(360)	—	—	—	—
Equity loans and lines of credit	1,751	152	(1,319)	(227)	(111)	(29)	217
Consumer	19	—	(5)	—	—	—	14
Restructured loans (non-accruing):
Commercial and industrial	56	—	(22)	—	—	—	34
Real estate	—	25	(2)	—	—	—	23
Real estate construction and land development	547	—	(547)	—	—	—	—
Equity loans and lines of credit	1,279	—	(12)	—	—	—	1,267
Consumer	—	—	—	—	—	—	—
Total nonaccrual	$14,052	$1,055	$(11,560)	$(227)	$(111)	$(715)	$2,494
The Company’s net interest margin (fully tax equivalent basis) was 4.01% for the nine months ended September 30, 2015, compared to 4.13% for the nine months ended September 30, 2014. The decrease in net interest margin in the period-to-period comparison primarily resulted from a decrease in the yield on the Company’s loan portfolio, partially offset by a decrease in the Company’s cost of funds.

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Central Valley Community Bancorp -- page 4

For the nine months ended September 30, 2015, the effective yield on total earning assets decreased 14 basis points to 4.10% compared to 4.24% for the nine months ended September 30, 2014, while the cost of total interest-bearing liabilities decreased 2 basis points to 0.16% compared to 0.18% for the nine months ended September 30, 2014. The cost of total deposits decreased 2 basis points to 0.09% for the nine months ended September 30, 2015, compared to 0.11% for the nine months ended September 30, 2014.
For the nine months ended September 30, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $2,465,000, or 0.48%, compared to the nine months ended September 30, 2014.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.75% for the nine months ended September 30, 2015, compared to 2.80% for the nine months ended September 30, 2014. Total average loans, which generally yield higher rates than investment securities, increased $55,164,000, from $530,869,000 for the nine months ended September 30, 2014 to $586,033,000 for the nine months ended September 30, 2015. The effective yield on average loans decreased to 5.26% for the nine months ended September 30, 2015, compared to 5.65% for the quarter ended September 30, 2014 due to continued competitive and market rate pressures as well as a reduction in the amount of interest income recovered in more recent quarters on nonaccrual or charged-off loans.
Total average assets for the nine months ended September 30, 2015 were $1,209,143,000 compared to $1,147,366,000, for the nine months ended September 30, 2014, an increase of $61,777,000 or 5.38%. Total average loans increased $55,164,000, or 10.39% for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014. Total average investments, including deposits in other banks and Federal funds sold, increased to $516,243,000 for the nine months ended September 30, 2015, from $513,778,000 for the nine months ended September 30, 2014, representing an increase of $2,465,000 or 0.48%. Total average deposits increased $55,094,000 or 5.52% to $1,053,307,000 for the nine months ended September 30, 2015, compared to $998,213,000 for the nine months ended September 30, 2014. Average interest-bearing deposits increased $18,532,000, or 2.84%, and average non-interest bearing demand deposits increased $36,562,000, or 10.59%, for the nine months ended September 30, 2015, compared to the nine months ended September 30, 2014. The

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Company’s ratio of average non-interest bearing deposits to total deposits was 36.23% for the nine months ended September 30, 2015, compared to 34.57% for the nine months ended September 30, 2014.
Non-interest income for the nine months ended September 30, 2015 increased by $1,427,000 to $7,508,000, compared to $6,081,000 for the nine months ended September 30, 2014, primarily driven by an increase of $886,000 in net realized gains on sales and calls of investment securities, a $393,000 increase in loan placement fees, a $134,000 increase in other income, and a $237,000 increase in Federal Home Loan Bank dividends, partially offset by a $120,000 decrease in service charge income, and a $43,000 decrease in interchange fees. The Company also realized a $345,000 tax-free gain related to the collection of life insurance proceeds in June 2015 which is included in other non-interest income.
Non-interest expense for the nine months ended September 30, 2015 increased $493,000, or 1.86%, to $27,013,000 compared to $26,520,000 for the nine months ended September 30, 2014. The net increase year over year was a result of increases in salaries and employee benefits of $639,000, increases in professional services of $326,000, increases in Internet banking expenses of $182,000, increases in regulatory assessments of $252,000, increases in license and maintenance contracts of $8,000, and increases in advertising fees of $12,000, offset by decreases in data processing expenses of $500,000, decreases in ATM/Debit card expenses of $65,000, and decreases in occupancy and equipment expenses of $149,000. The increase in professional services was driven by $303,000 related to defending and collecting a deteriorated credit. The increase in salaries and employee benefits was primarily the result of increased performance incentives, and higher health insurance expenses. During the nine months ended September 30, 2015, other non-interest expenses included increases of $46,000 in telephone expenses, $17,000 in director’s fees and related expenses, $12,000 in personnel expenses, $10,000 in stationery/supplies expenses, $8,000 in general insurance expenses, and $3,000 in operating losses, offset by decreases of $185,000 in net losses on disposal or write-down of premises and equipment, $48,000 in appraisal fees, $21,000 in postage expenses, $6,000 in armored courier expenses, and $1,000 in donations, as compared to the same period in 2014.
The Company recorded an income tax provision of $1,971,000 for the nine months ended September 30, 2015, compared to $2,180,000 for the nine months ended September 30, 2014. The effective tax rate for the nine months ended September 30, 2015 was 19.65% compared to 22.15% for the same period in 2014. The decrease

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Central Valley Community Bancorp -- page 6

in effective tax rate was primarily due to the additional nontaxable gain on collection of life insurance proceeds received in the second quarter of 2015.

Quarter Ended September 30, 2015
For the quarter ended September 30, 2015, the Company reported an unaudited consolidated net income of $2,517,000 and diluted earnings per common share of $0.23, compared to consolidated net income of $2,351,000 and $0.21 per diluted share for the same period in 2014. Net income for the immediately trailing quarter ended June 30, 2015 was $3,078,000, or $0.28 per diluted common share. The increase in net income during the third quarter of 2015 compared to the same period in 2014 is primarily due to an increase in net interest income, partially offset by a decrease in non-interest income and an increase in provision for credit losses. The Company recorded $100,000 in provision for credit losses during the third quarter of 2015 compared to none during the same period of 2014.
Annualized return on average equity (ROE) for the third quarter of 2015 was 7.47%, compared to 7.10% for the same period of 2014. The increase in ROE reflects an increase in net income, offset by an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.82% for the third quarter of 2015 compared to 0.81% for the same period in 2014. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the third quarter of 2015 to the third quarter of 2014, average total loans increased by $52,063,000, or 9.54%. During the third quarter of 2015, the Company recorded $279,000 in net loan recoveries compared to $182,000 for the same period in 2014. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.19)% for the quarter ended September 30, 2015 compared to (0.13)% for the quarter ended September 30, 2014.
The following provides a reconciliation of the change in nonaccrual loans for the quarter ended September 30, 2015.

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Central Valley Community Bancorp -- page 7

(Dollars in thousands)	Balances June 30, 2015	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances September 30, 2015
Nonaccrual loans:
Commercial and industrial	$237	$—	$(216)	$—	$—	$—	$21
Agricultural land and production	—	—	—	—	—	—	—
Real estate	3,027	—	(2,109)	—	—	—	918
Real estate construction and land development	—	—	—	—	—	—	—
Agricultural real estate	360	—	(360)	—	—	—	—
Equity loans and lines of credit	700	—	(483)	—	—	—	217
Consumer	16	—	(2)	—	—	—	14
Restructured loans (non-accruing):
Commercial and industrial	38		(4)	—	—	—	34
Real estate	24	—	(1)	—	—	—	23
Real estate construction and land development	547	—	(547)	—	—	—	—
Equity loans and lines of credit	1,267	—	—	—	—	—	1,267
Total nonaccrual	$6,216	$—	$(3,722)	$—	$—	$—	$2,494
The Company had no OREO transactions recorded during the quarter ended September 30, 2015.
Average total deposits for the third quarter of 2015 increased $67,212,000 or 6.67% to $1,074,658,000 compared to $1,007,446,000 for the same period of 2014.
The Company’s net interest margin (fully tax equivalent basis) decreased 5 basis points to 4.01% for the quarter ended September 30, 2015, compared to 4.06% for the quarters ended September 30, 2014 and June 30, 2015. Net interest income, before provision for credit losses, increased $476,000, or 4.82%, to $10,352,000 for the third quarter of 2015, compared to $9,876,000 for the same period in 2014. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the loan portfolio, partially offset by a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 1 basis point to 0.09% compared to 0.10% in 2014.
For the quarter ended September 30, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $17,203,000, or 3.37%, compared to the quarter ended September 30, 2014 and increased by $20,711,000, or 4.09%, compared to the quarter ended June 30, 2015.

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Central Valley Community Bancorp -- page 8

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.74% for the quarter ended September 30, 2015, compared to 2.76% for the quarter ended September 30, 2014 and 2.70% for the quarter ended June 30, 2015. Total average loans, which generally yield higher rates than investment securities, increased by $52,063,000 to $597,728,000 for the quarter ended September 30, 2015, from $545,665,000 for the quarter ended September 30, 2014 and increased by $5,710,000 from $592,018,000 for the quarter ended June 30, 2015. The effective yield on average loans decreased to 5.18% for the quarter ended September 30, 2015, compared to 5.35% and 5.28% for the quarters ended September 30, 2014 and June 30, 2015, respectively.
Total average assets for the quarter ended September 30, 2015 were $1,230,687,000 compared to $1,160,690,000 for the quarter ended September 30, 2014 and $1,203,803,000 for the quarter ended June 30, 2015, an increase of $69,997,000 and $26,884,000, or 6.03% and 2.23%, respectively.
Total average deposits increased $67,212,000, or 6.67%, to $1,074,658,000 for the quarter ended September 30, 2015, compared to $1,007,446,000 for the quarter ended September 30, 2014. Total average deposits increased $28,040,000, or 2.68%, for the quarter ended September 30, 2015, compared to $1,046,618,000 for the quarter ended June 30, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.35% for the quarter ended September 30, 2015, compared to 33.76% and 35.42% for the quarters ended September 30, 2014 and June 30, 2015, respectively.
Non-interest income decreased $339,000, or 16.45%, to $1,722,000 for the third quarter of 2015 compared to $2,061,000 for the same period in 2014. The third quarter 2015 non-interest income included no net realized gains on sales and calls of investment securities compared to $240,000 for the same period in 2014. For the quarter ended September 30, 2015, service charge income decreased $111,000, and loan placement fees increased $29,000, while interchange fee income increased $2,000, compared to the same period in 2014. Non-interest income for the quarter ended September 30, 2015 decreased by $1,374,000 to $1,722,000, compared to $3,096,000 for the quarter ended June 30, 2015. The second quarter of 2015 included a $345,000 tax-free gain related to the collection of life insurance proceeds and $732,000 in net realized gains on sales and calls of investment securities which were absent from the results for the quarter ended September 30, 2015.

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Central Valley Community Bancorp -- page 9

Non-interest expense for the quarter ended September 30, 2015 decreased $23,000, or 0.25%, to $9,028,000 compared to $9,051,000 for the quarter ended September 30, 2014. The net decrease quarter over quarter was a result of a decrease in data processing expenses of $161,000, a decrease in occupancy and equipment expense of $18,000, decreases in license and maintenance expenses of $5,000, partially offset by increases in salaries and employee benefits of $178,000, and increases in professional fees of $20,000. Non-interest expense for the quarter ended September 30, 2015 increased by $331,000 compared to $8,697,000 for the trailing quarter ended June 30, 2015.
The Company recorded an income tax provision of $429,000 for the quarter ended September 30, 2015, compared to $535,000 for the quarter ended September 30, 2014. The effective tax rate for the quarter ended September 30, 2015 was 14.56% compared to 18.54% for the quarter ended September 30, 2014.
“The third quarter financial results were solid for the Company.  Loan and deposit growth continues as the economic climate in California’s San Joaquin Valley showed ongoing improvement.  The Company’s one large non-performing loan relationship is now eliminated on the balance sheet with a small recovery posted as of this quarter end.  We are monitoring economic conditions throughout the San Joaquin Valley and feel the Company is well-positioned to take advantage of a number of business sectors showing growth and improvement,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Sidney B. Cox, Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Wanda L. Rogers is Director Emeritus.

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More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share amounts)	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$27,148	$21,316
Interest-earning deposits in other banks	47,872	55,646
Federal funds sold	266	366
Total cash and cash equivalents	75,286	77,328
Available-for-sale investment securities (Amortized cost of $444,728 at September 30, 2015 and $423,639 at December 31, 2014)	452,842	432,535
Held-to-maturity investment securities (Fair value of $35,256 at September 30, 2015 and $35,096 at December 31, 2014)	32,367	31,964
Loans, less allowance for credit losses of $9,093 at September 30, 2015 and $8,308 at December 31, 2014	590,197	564,280
Bank premises and equipment, net	9,494	9,949
Bank owned life insurance	20,557	20,957
Federal Home Loan Bank stock	4,823	4,791
Goodwill	29,917	29,917
Core deposit intangibles	1,091	1,344
Accrued interest receivable and other assets	17,421	19,118
Total assets	$1,233,995	$1,192,183

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$386,408	$376,402
Interest bearing	688,446	662,750
Total deposits	1,074,854	1,039,152

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	16,533	16,831
Total liabilities	1,096,542	1,061,138
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,993,463 at September 30, 2015 and 10,980,440 at December 31, 2014	54,345	54,216
Retained earnings	78,195	71,452
Accumulated other comprehensive income, net of tax	4,913	5,377
Total shareholders’ equity	137,453	131,045
Total liabilities and shareholders’ equity	$1,233,995	$1,192,183

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,747	$7,301	$22,677	$22,197
Interest on deposits in other banks	49	37	147	134
Interest on Federal funds sold	—	—	—	1
Interest and dividends on investment securities:
Taxable	1,234	1,341	3,477	4,127
Exempt from Federal income taxes	1,593	1,469	4,627	4,305
Total interest income	10,623	10,148	30,928	30,764
INTEREST EXPENSE:
Interest on deposits	246	249	718	813
Interest on junior subordinated deferrable interest debentures	25	23	73	72
Total interest expense	271	272	791	885
Net interest income before provision for credit losses	10,352	9,876	30,137	29,879
PROVISION FOR CREDIT LOSSES	100	—	600	(400)
Net interest income after provision for credit losses	10,252	9,876	29,537	30,279
NON-INTEREST INCOME:
Service charges	700	811	2,321	2,441
Appreciation in cash surrender value of bank owned life insurance	142	156	451	459
Interchange fees	297	295	881	924
Loan placement fees	241	212	794	401
Net gain on disposal of other real estate owned	—	—	11	63
Net realized gains on sales and calls of investment securities	—	240	1,459	573
Federal Home Loan Bank dividends	120	86	474	237
Other income	222	261	1,117	983
Total non-interest income	1,722	2,061	7,508	6,081
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,254	5,076	15,472	14,833
Occupancy and equipment	1,204	1,222	3,522	3,671
Professional services	395	375	1,212	886
Data processing expense	287	448	862	1,362
ATM/Debit card expenses	145	166	411	476
License & maintenance contracts	123	128	392	384
Regulatory assessments	223	177	821	569
Advertising	157	155	474	462
Internet banking expenses	167	134	541	359
Amortization of core deposit intangibles	85	84	253	252
Other expense	988	1,086	3,053	3,266
Total non-interest expenses	9,028	9,051	27,013	26,520
Income before provision for income taxes	2,946	2,886	10,032	9,840
PROVISION FOR INCOME TAXES	429	535	1,971	2,180
Net income	$2,517	$2,351	$8,061	$7,660
Net income per common share:
Basic earnings per common share	$0.23	$0.22	$0.74	$0.70
Weighted average common shares used in basic computation	10,938,160	10,919,630	10,928,780	10,917,892
Diluted earnings per common share	$0.23	$0.21	$0.73	$0.70
Weighted average common shares used in diluted computation	11,024,954	11,014,907	11,012,024	11,005,553
Cash dividends per common share	$0.06	$0.05	$0.12	$0.15

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2015	2015	2015	2014	2014
(In thousands, except share and per share amounts)
Net interest income	$10,352	$10,065	$9,720	$10,005	$9,876
Provision for credit losses	100	500	—	8,385	—
Net interest income after provision for credit losses	10,252	9,565	9,720	1,620	9,876
Total non-interest income	1,722	3,096	2,691	2,083	2,061
Total non-interest expense	9,028	8,697	9,288	8,819	9,051
Provision (benefit) for income taxes	429	886	657	(2,750)	535
Net income (loss)	$2,517	$3,078	$2,466	$(2,366)	$2,351
Basic earnings (loss) per common share	$0.23	$0.28	$0.23	$(0.22)	$0.22
Weighted average common shares used in basic computation	10,938,160	10,924,437	10,923,590	10,923,211	10,919,630
Diluted earnings (loss) per common share	$0.23	$0.28	$0.22	$(0.22)	$0.21
Weighted average common shares used in diluted computation	11,024,954	11,009,916	11,002,976	11,000,147	11,014,907

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2015	2015	2015	2014	2014
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.52%	1.46%	1.46%	1.45%	1.35%
Non-performing assets to total assets	0.20%	0.51%	1.17%	1.18%	0.37%
Total non-performing assets	$2,494	$6,216	$14,044	$14,052	$4,266
Total nonaccrual loans	$2,494	$6,216	$13,696	$14,052	$4,266
Net loan charge-offs (recoveries)	$(279)	$185	$(91)	$7,566	$(182)
Net charge-offs (recoveries) to average loans (annualized)	(0.19)%	0.12%	(0.06)%	5.35%	(0.13)%
Book value per share	$12.50	$12.13	$12.24	$11.93	$12.11
Tangible book value per share	$9.68	$9.30	$9.41	$9.09	$9.26
Tangible common equity	$106,445	$102,215	$103,370	$99,784	$101,668
Cost of total deposits	0.09%	0.09%	0.09%	0.10%	0.10%
Interest and dividends on investment securities exempt from Federal income taxes	$1,593	$1,496	$1,538	$1,528	$1,469
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.01%	4.06%	3.95%	4.04%	4.06%
Return on average assets (2)	0.82%	1.02%	0.83%	(0.80)%	0.81%
Return on average equity (2)	7.47%	9.15%	7.41%	(7.06)%	7.10%
Loan to deposit ratio	55.76%	56.04%	55.38%	55.10%	54.99%
Tier 1 leverage - Bancorp	8.68%	8.72%	8.57%	8.36%	9.09%
Tier 1 leverage - Bank	8.55%	8.65%	8.54%	8.31%	9.02%
Common Equity Tier 1 - Bancorp (3)	13.14%	13.12%	12.95%	N/A	N/A
Common Equity Tier 1 - Bank (3)	13.34%	13.36%	13.21%	N/A	N/A
Tier 1 risk-based capital - Bancorp	13.50%	13.47%	13.30%	13.67%	14.95%
Tier 1 risk-based capital - Bank	13.34%	13.36%	13.21%	13.59%	14.84%
Total risk-based capital - Bancorp	14.72%	14.66%	14.47%	14.88%	16.06%
Total risk based capital - Bank	14.57%	14.55%	14.38%	14.80%	15.94%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
(3) New capital ratio required with new Basel III capital rules that took effect January 1, 2015.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2015	2014	2015	2014
Federal funds sold	$249	$310	$242	$274
Interest-bearing deposits in other banks	60,569	44,877	62,664	55,463
Investments	466,888	465,316	453,337	458,041
Loans (1)	593,395	541,229	576,356	525,492
Federal Home Loan Bank stock	4,823	4,791	4,810	4,669
Earning assets	1,125,924	1,056,523	1,097,409	1,043,939
Allowance for credit losses	(8,857)	(7,439)	(8,782)	(8,333)
Nonaccrual loans	4,333	4,436	9,677	5,377
Other real estate owned	—	—	45	48
Other non-earning assets	109,287	107,170	110,794	106,335
Total assets	$1,230,687	$1,160,690	$1,209,143	$1,147,366

Interest bearing deposits	$673,273	$667,380	$671,654	$653,122
Other borrowings	5,155	5,155	5,156	5,155
Total interest-bearing liabilities	678,428	672,535	676,810	658,277
Non-interest bearing demand deposits	401,385	340,066	381,653	345,091
Non-interest bearing liabilities	16,165	15,631	16,571	14,790
Total liabilities	1,095,978	1,028,232	1,075,034	1,018,158
Total equity	134,709	132,458	134,109	129,208
Total liabilities and equity	$1,230,687	$1,160,690	$1,209,143	$1,147,366

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.32%	0.32%	0.31%	0.32%
Investments	3.06%	3.00%	3.08%	3.10%
Loans (3)	5.18%	5.35%	5.26%	5.65%
Earning assets	4.11%	4.16%	4.10%	4.24%
Interest-bearing deposits	0.15%	0.15%	0.14%	0.17%
Other borrowings	1.90%	1.77%	1.87%	1.87%
Total interest-bearing liabilities	0.16%	0.16%	0.16%	0.18%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.01%	4.06%	4.01%	4.13%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $820 and $757 for the three months ended September 30, 2015 and 2014, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $2,383 and $2,217 for the nine months ended September 30, 2015 and 2014, respectively.

(3)
Loan yield includes loan (costs) fees for the three months ended September 30, 2015 and 2014 of ($54) and $64, respectively, related to recoveries on nonaccrual or charged off loans. Loan yield includes loan fees for the nine months ended September 30, 2015 and 2014 of $96 and $236, respectively, related to recoveries on nonaccrual or charged off loans.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322